UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2015

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2015 annual meeting of shareholders of Premiere Global Services, Inc. held on June 17, 2015, our shareholders: (1) elected all of our nominees for director; (2) approved the advisory vote on executive compensation; and (3) ratified the appointment of KPMG LLP as our independent registered accounting firm for the year ending December 31, 2015.

A total of 43,241,197 shares, or approximately 93.0% of the common stock issued and outstanding as of the record date of April 9, 2015, was represented at our 2015 annual meeting in person or by proxy.

The votes cast on each proposal were as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Boland T. Jones	38,775,964	1,496,290	2,968,943
John F. Cassidy	39,999,626	272,628	2,968,943
K. Robert Draughon	40,013,972	258,282	2,968,943
John R. Harris	39,296,842	975,412	2,968,943
W. Steven Jones	40,002,435	269,819	2,968,943
Raymond H. Pirtle, Jr.	39,790,173	482,081	2,968,943
J. Walker Smith, Jr.	39,483,723	788,531	2,968,943

2. Advisory Vote on Executive Compensation:

The advisory vote to approve the compensation of our named executive officers was approved by approximately 97.3% of the total votes cast of our shares present at our 2015 annual meeting in person or by proxy as follows:

For	Against	Abstain	Broker Non-Votes
39,099,100	1,095,047	78,107	2,968,943

3. Ratification of KPMG LLP:

For	Against	Abstain	Broker Non-Votes
43,173,058	29,403	38,736	N/A

No other matters were considered or voted upon at our 2015 annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: June 17, 2015	By:	/s/ L. Scott Askins
L. Scott Askins
Executive Vice President – Legal,
General Counsel and Secretary